EXHIBIT 99.3


                             KALI LABORATORIES, INC.
                        UNAUDITED COMBINED BALANCE SHEET
                                  JULY 4, 2004
                                 (IN THOUSANDS)

ASSETS
Current Assets:
  Cash and cash equivalents                                              $1,246
  Accounts receivable                                                     1,191
  Inventories                                                               138
  Prepaid expenses and other current assets                                 828
                                                                          -----
           Total current assets                                           3,403
                                                                          -----

Property, plant and equipment--At cost                                    7,171
Less accumulated depreciation and amortization                           (1,210)
                                                                          -----
Property, plant and equipment--Net                                        5,961
                                                                          -----

TOTAL ASSETS                                                             $9,364
                                                                          =====

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable and accrued liabilities                               $1,005
  Taxes payable                                                               5
  Payable to Par                                                         12,000
  Deferred income - current portion                                         500
                                                                          -----
           Total current liabilities                                     13,510

Deferred income                                                           1,800
                                                                         ------
           Total liabilities                                             15,310
                                                                         ======

Commitments and contingencies

Stockholders' deficit:
  Common stock                                                              130
  Additional paid-in capital                                                 96
  Accumulated deficit                                                    (6,172)
                                                                          -----
           Total stockholders' deficit                                   (5,946)
                                                                          -----

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $9,364
                                                                          =====

              See notes to unaudited combined financial statements

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                             KALI LABORATORIES, INC.
                   UNAUDITED COMBINED STATEMENT OF OPERATIONS
                 SIX MONTHS ENDED JULY 4, 2004 AND JUNE 30, 2003
                                 (IN THOUSANDS)

                                                              2004         2003
                                                              ----         ----
Revenue:
  Research and development fees                               $214         $908
  Royalty income                                             1,466            -
                                                             -----        -----
           Total revenue                                     1,680          908

Operating expenses:
  Research and development                                   6,381        1,258
  General and administrative                                   343           99
                                                             -----        -----

           Total operating expenses                          6,724        1,357
                                                             -----        -----

Operating loss                                              (5,044)        (449)
                                                             -----        -----

Other income (expenses):
  Interest expense                                             (69)         (70)
  Dividend and interest income                                  29            -
  Other income                                                  40           15
                                                             -----        -----

           Total other income (expenses)                         -          (55)
                                                             -----        -----

Loss before provision for state income taxes                (5,044)        (504)

Provision for state income taxes                                 1            5
                                                             -----        -----

Net loss                                                   $(5,045)       $(509)
                                                             =====        =====

              See notes to unaudited combined financial statements.

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                             KALI LABORATORIES, INC.
                   UNAUDITED COMBINED STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JULY 4, 2004
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss                                                              $(5,045)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                           228
    Amortization of deferred financing costs                                  7
    Changes in assets and liabilities:
      Accounts receivable                                                  (747)
      Inventories                                                           284
      Prepaids and other current assets                                    (627)
      Accounts payable and accrued liabilities                            1,084
                                                                          -----

           Net cash used in operating activities                         (4,816)
                                                                          -----

Cash flows from investing activities
  Proceeds from sale of available-for-sale securities                     6,554
  Purchases of property, plant and equipment                             (1,448)
  Sale of property, plant and equipment, net                                 75
  Closing costs                                                            (363)
                                                                          -----

           Net cash provided by investing activities                      4,818
                                                                          -----

Cash flows from financing activities:
  Repayment of loan from Perrigo                                        (10,000)
  Borrowings from Par Pharmaceutical, Inc.                               12,000
  Repayment of note payable-stockholder                                    (553)
  Distributions of S Corporation earnings                                  (444)
                                                                         ------

           Net cash provided by financing activities                      1,003
                                                                          -----

Net change in cash and cash equivalents                                   1,005

Cash and cash equivalents--Beginning of year                                241
                                                                          -----

Cash and cash equivalents--End of period                                 $1,246
                                                                          =====

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                                $68
                                                                          =====
    State income taxes                                                       $1
                                                                          =====



              See notes to unaudited combined financial statements.

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                             KALI LABORATORIES, INC.
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                                  JULY 4, 2004
                                 (In Thousands)
--------------------------------------------------------------------------------


1.   BASIS OF PRESENTATION

     On June 10, 2004, Kali Laboratories, Inc. ("Kali" or the "Company") was acquired by Par Pharmaceutical Companies, Inc. ("Par") for $140,430 in cash and $2,530 in warrants. The purchase price included adjustments for debt repayment of a $10,000 loan made to the Company by Par in March 2004. Under the terms of the agreement, Par purchased all of the capital stock of Kali. Kali may be entitled to up to an additional $10,000 if certain product related performance criteria are met over the next four years. VGS Holdings, Inc. ("VGS") was not included in the purchase.

     The combined financial statements at July 4, 2004 and for the six-month periods ended July 4, 2004 and June 30, 2003 are unaudited; in the opinion of the Company's management, however, such statements include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information presented therein. The combined financial statements include the accounts of VGS, which are under common control.

     Pursuant  to  accounting   requirements  of  the  Securities  and  Exchange
Commission applicable to reports on Form 8K/A, the accompanying combined financial statements and these notes do not include all disclosures required by accounting principles generally accepted in the United States for audited financial statements. Accordingly, these statements should be read in conjunction with the Company's most recent annual combined financial statements.

2.   INVENTORIES

     Inventories include the following major categories at July 4, 2004:

Finished goods                                                             $  -
Raw materials and supplies                                                  138
                                                                            ---

                                                                           $138
                                                                           ====

The inventory has been capitalized in anticipation of commercialization of related products.

3.   PROPERTY, PLANT AND EQUPMENT

     Property, plant and equipment include the following at July 4, 2004:

Land and buildings                                                       $2,934
Production and laboratory equipment                                       3,816
Leasehold improvements                                                      202
Furniture and fixtures                                                      169
Automobile                                                                   50
                                                                             --
                                                                          7,171
Less accumulated depreciation and amortization                           (1,210)
                                                                          -----

Property, plant and equipment--net                                       $5,961
                                                                          =====

     Depreciation and amortization expense related to property, plant and equipment was $228 for the six months ended July 4, 2004.

4.   RELATED PARTY TRANSACTIONS

     LOAN RECEIVABLE-- In December 2002, Kali advanced $2,135 to VGS to purchase the building located in Somerset, New Jersey, in which Kali operates. The amount advanced to VGS was borrowed by Kali under their reducing revolver loan with Merrill Lynch. The loan of $2,135 plus interest at the annual rate of 2.3% is due on June 9, 2006. The outstanding balance of the loan of $2,688 was eliminated in the accompanying combined balance sheet.

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     LEASING OF OPERATING  FACILITIES--Kali leases two operating facilities from
VGS on a month-to-month basis. Kali was charged rent of $80 by VGS for the six months ended July 4, 2004, which was eliminated in the accompanying combined balance sheet.

5.   COMMITMENTS AND CONTINGENCIES

     On July 7, 2004, Xcel Pharmaceuticals, Inc. ("Xcel") filed a complaint in the U.S. District Court for the District of New Jersey against Kali alleging that Kali's proposed generic version of Diastat(R) (diazepam) infringes one or more claims of U.S. Patent No. 5,462,740 (the "740 patent"). Xcel alleges that Kali infringed the `740 patent by filing an ANDA with the FDA containing a Paragraph IV certification and by seeking approval to manufacture and market its proposed generic version of Diastat(R) before the expiration of the `740 patent. In the Complaint, Xcel seeks an order of the court enjoining Kali from marketing its proposed generic version of Diastat(R) until the expiration date of the `740 patent, together with its attorneys' fees. This action is in its earliest stage. Kali has not yet responded to the complaint, but intends to vigorously defend this action.

     On November 25, 2002, Ortho-McNeil Pharmaceutical, Inc. ("Ortho-McNeil") filed a lawsuit against Kali in the United States District Court for the District of New Jersey. Ortho-McNeil alleged that Kali infringed U.S. Patent No. 5,336,691 (the "`691 patent") by submitting a Paragraph IV certification to the FDA for approval of tablets containing tramadol hydrochloride and acetaminophen. Par is Kali's exclusive marketing partner for these tablets. Kali has denied Ortho-McNeil's allegation, asserting that the `691 patent was not infringed and is invalid and/or unenforceable, and that the lawsuit is barred by unclean hands. Kali also has counterclaimed for declaratory judgments of non-infringement, invalidity and unenforceability of the `691 patent. Summary judgment papers were served on opposing counsel on May 28, 2004; however under New Jersey practice the summary judgment papers will not be filed with the court until the briefing is complete.

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